Exhibit 16.1

Ernst & Young LLP One Kennedy Square 777 Woodward Avenue, Suite 1000 Detroit, Michigan 48226-5495 Tel: +1 313 628 7100

August 15, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated August 15, 2012, of Federal-Mogul Corporation and are in agreement with the statements contained in Item 4.01(a) paragraphs 2, 3, 4 and 5 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

Ernst & Young LLP